SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                     -------

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) February 23, 2001

                                  IDACORP, Inc.
                               Idaho Power Company
             (Exact name of registrant as specified in its charter)

       Idaho                            1-14465                  82-0505802
                                        1-3198                   82-0130980
  (State or other                    (Commission              (I.R.S.Employer
jurisdiction of incorporation)       File Number)            Identification No.)

                             1221 West Idaho Street
                             Boise, Idaho 83702-5627
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (208) 388-2200

                               -------------------

              Former name or address, if changed since last report.

Items 1 through 4, Item 6 and Items 8 and 9 are inapplicable and have been omitted herefrom.

ITEM 5. OTHER EVENTS AND FD DISCLOSURE

Idaho Power Company's (IPC) utility operations are being affected by the electricity market conditions in the western United States. The tremendous increase in prices for purchased power, along with increasing demand and reduced hydroelectric generation, have combined to produce substantial increases in costs to supply power.

The current mountain snowpack above Brownlee Reservoir, IPC's main storage pool for its Hells Canyon hydro facilities, was at 55 percent of normal in February 2001. This indicates that hydroelectric generation could be appreciably diminished in 2001.

In May 2001, IPC will implement the annual Power Cost Adjustment (PCA) in Idaho to recover up to 90% of the costs to supply power in the Idaho jurisdiction. The cost recovery mechanism is based on the forecast for the May 2001-May 2002 period and a true-up for the preceding year. Because the resulting rate increases are expected to be large, the Company is exploring an alternative method of cost recovery with the Idaho Public Utilities Commission and the legislature. This method, if approved and implemented, would enable the Company to recover the costs up front but spread the impact on our customers out over a longer period of time.

IPC is also proposing a number of programs to decrease its reliance on expensive wholesale power. The programs are designed to reduce overall energy usage,
decrease   peak-demand  levels  and  increase   generation  within  our  service
territory.

With regard to non-utility energy trading in the state of California, IPC in January 1999 entered into a Participation Agreement with the California Power Exchange (CalPX), a California non-profit public benefit corporation. The CalPX operates a wholesale electricity market in California by acting as a clearinghouse through which electricity is bought and sold. Pursuant to the Participation Agreement, IPC could sell power to the CalPX under the terms and conditions of the CalPX Tariff.

On January 18, 2001, the CalPX sent IPC an invoice for $2.2 million - a "default share invoice" - as a result of an alleged Southern California Edison (SCE) payment default of $214.5 million for power purchases. IPC made this payment. On January 24, 2001, IPC terminated its Participation Agreement with the CalPX. On February 8, 2001, the CalPX sent a further default share invoice for $5.2 million, due February 20, 2001, as a result of alleged payment defaults by SCE and Pacific Gas and Electric Company (PG&E), and others. However, as of February 9, 2001 the CalPX owes IPC $4.2 million, for power sold to the CalPX prior to December 2000. IPC will be entitled to receive an additional $7.1 million from the CalPX as of March 6, 2001 for December 2000 deliveries to the CalPX. IPC did not pay the February 8 invoice.

The CalPX allocated the defaults of, among others, SCE and PG&E to the remaining participants based upon the level of trading activity of each participant during the preceding three-month period. IPC believes that the default invoices were not proper and that it owes no further amounts to the CalPX. IPC intends to pursue all available remedies in its efforts to collect amounts owed to it by the CalPX.

In addition to the amounts due IPC from the CalPX, IPC is currently owed approximately $750,000 from the Cal ISO for sales in November and an additional $36.6 million will come due to IPC from the Cal ISO March 6, 2001 for sales in December.

On February 20, IPC filed a petition with the Federal Energy Regulatory Commission (FERC) to intervene in a proceeding which requests the FERC to suspend the use of the CalPX charge back methodology and provides for further FERC oversight in the CalPX's implementation of its default mitigation procedures.

Also a preliminary injunction has been granted by a Federal Judge in the Federal District Court for the Central District of California enjoining the CalPX from declaring any CalPX participant in default under the terms of the CalPX Tariff.

We are unable to predict the outcome of these situations. In California, IPC believes that it has credit exposure in the range of $30-$40 million. The Company continues to manage this exposure in accordance with the established credit policies.

FORWARD-LOOKING INFORMATION

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (Reform Act), we are hereby filing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Reform Act) made by or on behalf of the Company in this Current Report on Form 8-K, in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "anticipates", "believes", "estimates", "expects", "intends", "plans", "predicts", "projects", "will likely result", "will continue", or similar expressions) are not statements of historical facts and may be forward-looking. Forward-looking statements involve estimates, assumptions, and uncertainties and are qualified in their entirety by reference to, and are accompanied by, the following important factors, which are difficult to predict, contain uncertainties, are beyond our control and may cause actual results to differ materially from those contained in forward-looking statements:

o prevailing governmental policies and regulatory actions, including those of the Federal Energy Regulatory Commission (FERC), the Idaho Public Utilities Commission (IPUC), the Oregon Public Utilities Commission (OPUC), and the Public Utilities Commission of Nevada (PUNC), with respect to allowed rates of return, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of plant facilities, recovery of purchased power and other capital investments, and present or prospective wholesale and retail competition (including but not limited to retail wheeling and transmission costs);
o    the current energy situation in the western United States;
o    economic and geographic factors including political and economic risks;
o    changes in and compliance with environmental and safety laws and policies;
o    weather conditions;
o    population growth rates and demographic patterns;
o    competition for retail and wholesale customers;
o    pricing and transportation of commodities;
o    market demand, including structural market changes;
o    changes in tax rates or policies or in rates of inflation;
o    changes in project costs;
o    unanticipated changes in operating expenses and capital expenditures;
o    capital market conditions;
o    competition for new energy development opportunities; and
o legal and administrative proceedings (whether civil or criminal) and settlements that influence the business and profitability of the Company.

Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements -

(i)  IDACORP, Inc.

Consolidated Statements of Income for the Years Ended December 31, 2000, 1999 and 1998

Consolidated Balance Sheets as of December 31, 2000, 1999 and 1998

Consolidated Statements of Capitalization as of December 31, 2000, 1999 and 1998

Consolidated Statements of Cash Flows for the Years Ended December 31, 2000, 1999 and 1998

Consolidated Statements of Retained Earnings and Consolidated Statements of Comprehensive Income for the Years Ended December 31, 2000, 1999 and 1998

Notes to Consolidated Financial Statements

Independent Auditors' Report

(ii)   Idaho Power Company

Consolidated Statements of Income for the Years Ended December 31, 2000, 1999 and 1998

Consolidated Balance Sheets as of December 31, 2000, 1999 and 1998

Consolidated Statements of Capitalization as of December 31, 2000, 1999 and 1998

Consolidated Statements of Cash Flows for the Years Ended December 31, 2000, 1999 and 1998

Consolidated Statements of Retained Earnings and Consolidated Statements of Comprehensive Income for the Years Ended December 31, 2000, 1999 and 1998

Notes to Consolidated Financial Statements

Independent Auditors' Report

(b)   Exhibits -

12 Statement Re:  Computation  of Ratio of Earnings to Fixed  Charges  (IDACORP,
Inc.)

12(a) Statement Re: Computation of Supplemental Ratio of Earnings to Fixed Charges (IDACORP, Inc.)

12(b) Statement Re: Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividend Requirements (IDACORP, Inc.)

12(c) Statement Re: Computation of Supplemental Ratio of Earnings to Combined Fixed Charges and Preferred Dividend Requirements (IDACORP, Inc.)

12(d) Statement Re: Computation of Ratio of Earnings to Fixed Charges (Idaho Power Company)

12(e) Statement Re: Computation of Supplemental Ratio of Earnings to Fixed Charges (Idaho Power Company)

12(f) Statement Re: Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividend Requirements (Idaho Power Company)

12(g) Statement Re: Computation of Supplemental Ratio of Earnings to Combined Fixed Charges and Preferred Dividend Requirements (Idaho Power Company)

23 Consent of Deloitte & Touche LLP

IDACORP, Inc.
Consolidated Statements of Income

                                                                        Year Ended December 31,
                                                      -----------------------------------------------------------
                                                              2000                 1999                1998
                                                      -----------------------------------------------------------
                                                          (Thousands of Dollars Except for Per Share Amounts)
OPERATING REVENUES:
Electric Utility:
   General business............................       $         565,357     $       516,148      $       514,856
   Off system sales............................                 229,986             119,785              214,418
   Other revenues..............................                  40,319              22,403               27,136
                                                      ------------------    -----------------    ----------------
     Total electric utility revenues...........                 835,662             658,336              756,410
                                                      ------------------    -----------------    ----------------
Diversified Operations:
   Energy marketing............................                 145,400              31,368               10,745
   Other.......................................                  24,004              29,426               15,443
                                                      ------------------    -----------------    ----------------
     Total diversified operations..............                 169,404              60,794               26,188
                                                      ------------------    -----------------    ----------------
Earnings of unconsolidated partnerships, joint
   ventures and subsidiaries...................                  14,287              12,022               12,489
                                                      ------------------    -----------------    ----------------
     Total operating revenues..................               1,019,353             731,152              795,087
                                                      ------------------    -----------------    ----------------

OPERATING EXPENSES:
Electric Utility:
   Purchased power.............................                 398,649             106,344              185,271
   Fuel expense................................                  94,215              86,617               86,237
   Power cost adjustment.......................                (120,688)               (502)              21,866
   Other operations and maintenance............                 193,397             193,867              187,246
   Depreciation................................                  80,287              77,833               74,481
   Taxes other than income taxes...............                  20,166              21,719               20,725
                                                      ------------------    -----------------    ----------------
     Total electric utility expenses...........                 666,026             485,878              575,826
                                                      ------------------    -----------------    ----------------

Diversified Operations:
   Energy marketing............................                  50,811               9,684                2,782
   Other.......................................                  40,853              36,540               23,056
                                                      ------------------    -----------------    ----------------
     Total diversified operations..............                  91,664              46,224               25,838
                                                      ------------------    -----------------    ----------------
     Total operating expenses..................                 757,690             532,120              601,664
                                                      ------------------    -----------------    ----------------

OPERATING INCOME...............................                 261,663             199,050              193,423
                                                      ------------------    -----------------    ----------------

OTHER INCOME:

   Allowance for equity funds used during
     construction..............................                   2,565               1,667                  300
   Gain on sale of asset.......................                  14,000                   -                    -
   Other - net.................................                    (605)              3,459                5,518
                                                      ------------------    -----------------    ----------------
     Total other income........................                  15,960               5,126                5,818
                                                      ------------------    -----------------    ----------------

INTEREST EXPENSE AND OTHER:

   Interest on long-term debt..................                  53,356              54,294               52,270
   Other interest..............................                   9,983               8,681                8,407
   Allowance for borrowed funds
     used during construction..................                  (2,346)             (1,392)                (900)
   Preferred dividends of Idaho Power Company..                   5,929               5,572                5,658
                                                      ------------------    -----------------    ----------------
     Total interest expense and other..........                  66,922              67,155               65,435
                                                      ------------------    -----------------    ----------------

INCOME BEFORE INCOME TAXES.....................                 210,701             137,021              133,806

INCOME TAXES...................................                  70,818              45,672               44,630
                                                      ------------------    -----------------    ----------------

NET INCOME.....................................       $         139,883     $        91,349      $        89,176
                                                      ==================    =================    ================

AVERAGE COMMON SHARES
     OUTSTANDING (000's).......................                  37,556              37,612               37,612
EARNINGS PER SHARE OF COMMON

   STOCK  (basic and diluted)..................       $            3.72     $          2.43      $          2.37

        The accompanying notes are an integral part of these statements.

IDACORP, Inc.
Consolidated Balance Sheets

                                                                              December 31,

                                                      -----------------------------------------------------------
                                                              2000                 1999                1998
                                                      ------------------    -----------------    ----------------
                                                                         (Thousands of Dollars)

ASSETS

CURRENT ASSETS:
   Cash and cash equivalents...................       $         106,795     $       111,338      $        22,867
   Receivables:
     Customer..................................                 243,647              98,923              102,671
     Allowance for uncollectible accounts......                  (1,397)             (1,397)              (1,397)
     Employee notes............................                   4,742               4,105                4,510
     Other.....................................                  15,611              12,117               10,702
   Energy marketing assets.....................               1,681,554              37,398                    -
   Accrued unbilled revenues...................                  44,825              31,994               34,610
   Materials and supplies (at average cost)....                  29,731              29,611               30,157
   Fuel stock (at average cost)................                   5,105               9,329                7,096
   Prepayments.................................                  24,575              16,097               16,042
   Regulatory assets associated with income taxes                 8,672                 893                2,965
                                                      ------------------    -----------------    ----------------
     Total current assets......................               2,163,860             350,408              230,223
                                                      ------------------    -----------------    ----------------

INVESTMENTS AND OTHER ASSETS...................                 157,068             139,091              124,021
                                                      ------------------    -----------------    ----------------

PROPERTY, PLANT AND EQUIPMENT
   Utility plant in service....................               2,799,874           2,726,026            2,659,441
   Accumulated provision for depreciation......              (1,142,572)         (1,073,722)          (1,009,387)
                                                      ------------------    -----------------    ----------------
   Utility plant in service - net..............               1,657,302           1,652,304            1,650,054
   Construction work in progress...............                 136,388              91,637               59,717
   Utility plant held for future use...........                   2,167               1,742                1,738
   Other property, net of accumulated depreciation                9,179               6,928                5,416
                                                      ------------------    -----------------    ----------------
     Property, plant and equipment - net.......               1,805,036           1,752,611            1,716,925
                                                      ------------------    -----------------    ----------------

DEFERRED DEBITS:

   American Falls and Milner water rights......                  31,585              31,585               31,830
   Company-owned life insurance................                  39,554              40,480               35,149
   Regulatory assets associated with income taxes               204,880             214,782              201,465
   Regulatory assets - PCA.....................                 119,905                   -                    -
   Regulatory assets - other...................                  45,750              56,137               67,212
   Other.......................................                  71,620              55,277               49,994
                                                      ------------------    -----------------    ----------------
     Total deferred debits.....................                 513,294             398,261              385,650
                                                      ------------------    -----------------    ----------------

       TOTAL...................................       $       4,639,258     $     2,640,371      $     2,456,819
                                                      ==================    =================    ================



        The accompanying notes are an integral part of these statements.

IDACORP, Inc
Consolidated Balance Sheets

                                                                              December 31,

                                                      -----------------------------------------------------------
                                                              2000                 1999                1998
                                                      ------------------    -----------------    ----------------
                                                                         (Thousands of Dollars)

LIABILITIES AND CAPITALIZATION

CURRENT LIABILITIES:
   Current maturities of long-term debt........       $          39,774     $        89,101      $         6,029
   Notes payable...............................                 120,600              19,757               38,524
   Accounts payable............................                 272,376             145,737              101,975
   Energy marketing liabilities................               1,706,501              33,814                    -
   Taxes accrued...............................                  15,631              21,313               24,785
   Interest accrued............................                  16,985              19,126               18,365
   Deferred income taxes.......................                   8,672                 893                2,965
   Other.......................................                  28,104              16,696               12,275
                                                      ------------------    -----------------    ----------------
     Total current liabilities.................               2,208,643             346,437              204,918
                                                      ------------------    -----------------    ----------------

DEFERRED CREDITS:

   Deferred income taxes.......................                 460,464             430,468              422,196
   Regulatory liabilities associated with deferred
     investment tax credits....................                  66,050              67,433               69,396
   Regulatory liabilities associated with income
     taxes.....................................                  40,230              33,817               28,075
   Regulatory liabilities - PCA................                       -               3,378                5,199
   Regulatory liabilities - other..............                   4,621               3,363                4,161
   Other.......................................                  69,259              75,136               70,572
                                                      ------------------    -----------------    ----------------
     Total deferred credits....................                 640,624             613,595              599,599
                                                      ------------------    -----------------    ----------------

LONG-TERM DEBT.................................                 864,114             821,558              815,937
                                                      ------------------    -----------------    ----------------

COMMITMENTS AND CONTINGENT
   LIABILITIES

PREFERRED STOCK OF IDAHO POWER
   COMPANY.....................................                 105,066             105,811              105,968
                                                      ------------------    -----------------    ----------------

COMMON STOCK EQUITY:
   Common stock, no par value (shares authorized
     120,000,000; 37,612,351 shares issued)...                  453,102             451,343              451,564
   Retained earnings...........................                 370,126             300,093              278,607
   Accumulated other comprehensive income (loss)                   (921)              1,534                  226
   Treasury stock (44,425 shares at cost)......                  (1,496)                  -                    -
                                                      ------------------    -----------------    ----------------
     Total common stock equity.................                 820,811             752,970              730,397
                                                      ------------------    -----------------    ----------------


       TOTAL...................................       $       4,639,258     $     2,640,371      $     2,456,819
                                                      ==================    =================    ================


        The accompanying notes are an integral part of these statements.

IDACORP, Inc.
Consolidated Statements of Capitalization

                                                                                      December 31,
                                                              --------------------------------------------------------------
                                                                2000         %       1999          %       1998          %
                                                                ----        ---      ----         ---      ----         ---
                                                                                 (Thousands of Dollars)
     COMMON STOCK EQUITY:
       Common stock.........................................  $   453,102           $   451,343           $   451,564
       Retained earnings....................................      370,126               300,093               278,607
       Accumulated other comprehensive income (loss)........         (921)                1,534                   226
       Treasury stock.......................................       (1,496)                    -                     -
                                                              ------------          ------------          ------------
           Total common stock equity........................      820,811     46        752,970     45        730,397    44
                                                              ------------          ------------          ------------

     PREFERRED STOCK OF IDAHO POWER COMPANY:
       4% preferred stock...................................       15,066                15,811                15,968
       7.68% Series, serial preferred stock.................       15,000                15,000                15,000
       7.07% Series, serial preferred stock.................       25,000                25,000                25,000
       Auction rate preferred stock.........................       50,000                50,000                50,000
                                                              ------------          ------------          ------------
           Total preferred stock............................      105,066      6        105,811      6        105,968     7
                                                              ------------          ------------          ------------

     LONG-TERM DEBT:
       First mortgage bonds:
         8.65%   Series due 2000............................            -                80,000                80,000
         6.93%   Series due 2001............................       30,000                30,000                30,000
         6.85%   Series due 2002............................       27,000                27,000                27,000
         6.40%   Series due 2003............................       80,000                80,000                80,000
         8   %   Series due 2004............................       50,000                50,000                50,000
         5.83%   Series due 2005............................       60,000                60,000                60,000
         7.38%   Series due 2007............................       80,000                     -                     -
         7.20%   Series due 2009............................       80,000                80,000                     -
       Maturing 2021 through 2031 with rates ranging
          from 7.5% to 9.52%................................      230,000               230,000               230,000
                                                              ------------          ------------          ------------
           Total first mortgage bonds.......................      637,000               637,000               557,000
       Amount due within one year...........................      (30,000)              (80,000)                    -
                                                              ------------          ------------          ------------
           Net first mortgage bonds.........................      607,000               557,000               557,000
                                                              ------------          ------------          ------------
       Pollution control revenue bonds:
         7 1/4 %  Series due 2008...........................            -                 4,360                 4,360
         8.30  %  Series 1984 due 2014......................       49,800                49,800                49,800
         6.05  %  Series 1996A due 2026.....................       68,100                68,100                68,100
         Variable Rate Series 1996B due 2026................       24,200                24,200                24,200
         Variable Rate Series 1996C due 2026................       24,000                24,000                24,000
         Variable Rate Series 2000 due 2027.................        4,360                     -                     -
                                                              ------------          ------------          ------------
           Total pollution control revenue bonds............      170,460               170,460               170,460
                                                              ------------          ------------          ------------
       REA notes............................................        1,339                 1,415                 1,489
         Amount due within one year.........................          (77)                  (76)                  (74)
                                                              ------------          ------------          ------------
           Net REA notes....................................        1,262                 1,339                 1,415
                                                              ------------          ------------          ------------
       American Falls bond guarantee........................       19,885                19,885                20,130
                                                              ------------          ------------          ------------
       Milner Dam note guarantee............................       11,700                11,700                11,700
                                                              ------------          ------------          ------------
       Unamortized premium/discount - net...................       (1,330)               (1,441)               (1,539)
                                                              ------------          ------------          ------------
       Debt related to investments in affordable housing with
         rates ranging from 6.03% to 8.59% due 2000  to 2011       64,063                71,183                62,103
         Amount due within one year.........................       (9,697)               (9,025)               (5,955)
                                                              ------------          ------------          ------------
           Net affordable housing debt......................       54,366                62,158                56,148
                                                              ------------          ------------          ------------
       Other subsidiary debt................................          771                   457                   623
                                                              ------------          ------------          ------------

           Total long-term debt.............................      864,114     48        821,558     49        815,937    49
                                                              ------------  -----   ------------  -----   ------------  ----

     TOTAL CAPITALIZATION...................................   $1,789,991    100     $1,680,339    100     $1,652,302   100
                                                              ============  =====   ============  =====   ============  ====


        The accompanying notes are an integral part of these statements.

IDACORP, Inc.
Consolidated Statements of Cash Flows

                                                                        Year Ended December 31,
                                                               -------------------------------------------
                                                                 2000              1999              1998
                                                                 ----              ----              ----
                                                                          (Thousands of Dollars)
     OPERATING ACTIVITIES:
       Net income...........................................    $ 139,883         $ 91,349        $ 89,176
       Adjustments to reconcile net income to net cash
         provided by operating activities:
         Unrealized (gains) losses from energy marketing
           activities.......................................       28,531           (3,584)              -
         Gain on sale of asset..............................      (14,000)               -               -
         Depreciation and amortization......................      103,971           95,436          87,143
         Deferred taxes and investment tax credits..........       46,718           (1,820)        (10,182)
         Accrued PCA costs..................................     (122,353)            (891)         21,658
         Change in:
           Receivables and prepayments......................     (157,182)           2,683           4,883
           Accrued unbilled revenues........................      (12,831)           2,616          (1,298)
           Materials and supplies and fuel stock............        4,104           (1,687)           (925)
           Accounts payable.................................      125,704           43,762          (9,963)
           Taxes accrued....................................       (5,682)          (3,472)            489
           Other current assets and liabilities.............        4,917            5,182            (825)
         Other - net........................................       (8,145)           1,014         (10,269)
                                                               ----------       ----------       ---------
            Net cash provided by operating activities.......      133,635          230,588         169,887
                                                               ----------       ----------       ---------

     INVESTING ACTIVITIES:
       Additions to property, plant and equipment...........     (140,302)        (110,974)        (89,184)
       Investments in affordable housing projects...........      (29,166)         (19,554)        (19,139)
       Proceeds from sale of asset..........................       17,500                -               -
       Investments in company-owned life insurance..........            -           (5,862)              -
       Other - net..........................................         (642)          (5,060)          3,206
                                                               ----------       ----------       ---------
         Net cash used in investing activities..............     (152,610)        (141,450)       (105,117)
                                                               ----------       ----------       ---------

     FINANCING ACTIVITIES:
       Proceeds from issuance of:
         First mortgage bonds...............................       80,000           80,000          60,000
         Long-term debt related to affordable housing projects     10,021           18,730          20,556
         Pollution control revenue bonds....................        4,360                -               -
       Retirement of:
         Subsidiary debt....................................         (926)            (165)         (4,316)
         Long-term debt related to affordable housing projects    (17,141)          (9,650)         (4,838)
         First mortgage bonds...............................      (80,000)               -         (30,000)
         Pollution control revenue bonds....................       (4,360)               -               -
       Dividends on common stock............................      (69,850)         (69,863)        (69,868)
       Increase (decrease) in short-term borrowings.........      100,843          (18,767)        (18,992)
       Acquisition of treasury stock........................       (8,014)               -               -
       Other - net..........................................         (501)            (952)         (1,350)
                                                               ----------       ----------       ---------
         Net cash provided by (used in) financing activities       14,432             (667)        (48,808)
                                                               ----------       ----------       ---------

     Net increase (decrease) in cash and cash equivalents...       (4,543)          88,471          15,962

     Cash and cash equivalents beginning of period..........      111,338           22,867           6,905
                                                               ----------       ----------       ---------

     Cash and cash equivalents at end of period.............    $ 106,795         $111,338        $ 22,867
                                                               ==========       ==========       =========

     SUPPLEMENTAL DISCLOSURE OF CASH FLOW
     INFORMATION:
       Cash paid during the year for:
         Income taxes.......................................      $29,830         $ 51,750        $ 55,527
         Interest (net of amount capitalized)...............      $61,825         $ 56,295        $ 53,806


        The accompanying notes are an integral part of these statements.

IDACORP, Inc.
Consolidated Statements of Retained Earnings

                                                                              Year Ended December 31,
                                                                  ------------------------------------------------
                                                                      2000             1999              1998
                                                                      ----             ----              ----
                                                                              (Thousands of Dollars)
     RETAINED EARNINGS, BEGINNING OF YEAR.......................   $ 300,093         $ 278,607        $ 259,299

     NET INCOME.................................................     139,883            91,349           89,176
                                                                  -------------     ------------     -------------

       Total....................................................     439,976           369,956          348,475

     COMMON STOCK DIVIDENDS.....................................     (69,850)          (69,863)         (69,868)
                                                                  -------------     ------------     -------------

     RETAINED EARNINGS, END OF YEAR.............................   $ 370,126         $ 300,093       $  278,607
                                                                  =============     ============     =============

        The accompanying notes are an integral part of these statements.


Consolidated Statements of Comprehensive Income

                                                                              Year Ended December 31,
                                                                  ------------------------------------------------
                                                                      2000             1999              1998
                                                                      ----             ----              ----
                                                                              (Thousands of Dollars)

     NET INCOME.................................................    $139,883         $  91,349       $   89,176

     OTHER COMPREHENSIVE INCOME (LOSS):
       Unrealized gains (losses) on securities (net of tax of
         ($1,713), $677, and $2,185)............................      (2,335)            1,017            3,385
         Minimum pension liability adjustment (net of tax of
           ($78), $189 and ($2,054))............................        (119)              291           (3,159)
                                                                  -------------     ------------     -------------

     TOTAL COMPREHENSIVE INCOME.................................    $137,429         $  92,657       $   89,402
                                                                  =============     ============     =============

        The accompanying notes are an integral part of these statements

IDACORP, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Nature of Business

IDACORP, Inc. (IDACORP or the Company) is a holding company whose principal operating subsidiary is Idaho Power Company (IPC). IPC is regulated by the FERC and the state regulatory commissions of Idaho, Oregon, Nevada and Wyoming, and is engaged in the generation, transmission, distribution, sale and purchase of electric energy. IPC is the parent of Idaho Energy Resources Co., a joint venturer in Bridger Coal Company, which supplies coal to IPC's Jim Bridger generating plant.

IDACORP's other significant subsidiaries are:

o    IDACORP Energy Services - natural gas marketing
o    Ida-West Energy - independent power projects development and management
o    IdaTech - developer of integrated fuel cell systems
o IDACORP Financial Services - affordable housing and other real estate investments
o Rocky Mountain Communications - commercial and residential Internet service provider
o    IDACOMM - provider of telecommunications services
o    IDACORP Services - energy related products and services
o    Applied  Power  Company - supplier of  photovoltaic  systems  (sold January
     2001).

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned or controlled subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation. Investments in business entities in which the Company and its subsidiaries do not have control, but have the ability to exercise significant influence over operating and financial policies, are accounted for using the equity method.

System of Accounts

The accounting records of IPC conform to the Uniform System of Accounts prescribed by the FERC and adopted by the public utility commissions of Idaho, Oregon, Nevada and Wyoming.

Property, Plant and Equipment

The cost of additions to utility plant in service represents the original cost of contracted services, direct labor and material, allowance for funds used during construction and indirect charges for engineering, supervision and similar overhead items. Maintenance and repairs of property and replacements and renewals of items determined to be less than units of property are charged to operations. For property replaced or renewed the original cost plus removal cost less salvage is charged to accumulated provision for depreciation while the cost of related replacements and renewals is added to property, plant and equipment.

Allowance for Funds Used During Construction (AFDC)

The allowance, a non-cash item, represents the composite interest costs of debt, shown as a reduction to interest charges, and a return on equity funds, shown as an addition to other income, used to finance construction. While cash is not realized currently from such allowance, it is realized under the rate making process over the service life of the related property through increased revenues resulting from higher rate base and higher depreciation expense. Based on the uniform formula adopted by the FERC, IPC's weighted-average monthly AFDC rates for 2000, 1999 and 1998 were 8.3 percent, 7.8 percent, and 6.0 percent respectively.

Revenues

In order to match revenues with associated expenses, IPC accrues unbilled revenues for electric services delivered to customers but not yet billed at month-end.

IPC had a  regulatory  settlement  with the Idaho  Public  Utilities  Commission
(IPUC) that expired in 1999. Under terms of the settlement, when earnings in the Idaho jurisdiction exceeded an 11.75 percent return on year-end common equity, 50 percent of the excess was set aside for the benefit of IPC's Idaho retail customers.

In March 2000 IPC submitted a 1999 annual earnings sharing compliance filing to the IPUC. This filing indicated that there was almost $9.6 million in 1999 earnings and $2.7 million in unused 1998 reserve balances available for the benefit of IPC's Idaho customers. In April 2000 the IPUC ordered that $6.9 million of the revenue sharing balance be refunded to Idaho customers through rate reductions effective May 16, 2000. The IPUC also approved IPC's continuing participation in the Northwest Energy Efficiency Alliance (NEEA) through 2004, ordering IPC to set aside the remaining $5.4 million of revenue sharing dollars to fund that participation.

Power Cost Adjustment

IPC has a Power Cost Adjustment (PCA) mechanism that provides for annual adjustments to the rates charged to Idaho retail customers. These adjustments are based on forecasts of net power supply costs, and take effect annually on May 16. The difference between the actual costs incurred and the forecasted costs are deferred, with interest, and trued-up in future annual rate adjustments.

Depreciation

All utility plant in service is depreciated using the straight-line method at rates approved by regulatory authorities. Annual depreciation provisions as a percent of average depreciable utility plant in service approximated 2.94 percent in 2000, 2.94 percent in 1999 and 2.87 percent in 1998.

Income Taxes

The Company follows the liability method of computing deferred taxes on all temporary differences between the book and tax basis of assets and liabilities and adjusts deferred tax assets and liabilities for enacted changes in tax laws or rates. Consistent with orders and directives of the IPUC, the regulatory authority having principal jurisdiction, IPC's deferred income taxes (commonly referred to as normalized accounting) are provided for the difference between income tax depreciation and straight-line depreciation computed using book lives on coal-fired generation facilities and properties acquired after 1980. On other facilities, deferred income taxes are provided for the difference between accelerated income tax depreciation and straight-line depreciation using tax guideline lives on assets acquired prior to 1981. Deferred income taxes are not provided for those income tax timing differences where the prescribed regulatory accounting methods do not provide for current recovery in rates. Regulated enterprises are required to recognize such adjustments as regulatory assets or liabilities if it is probable that such amounts will be recovered from or returned to customers in future rates (see Note 2).

The State of Idaho allows a three-percent investment tax credit (ITC) upon certain qualifying plant additions. ITC earned on regulated assets are deferred and amortized to income over the estimated service lives of the related properties. Credits earned on non-regulated assets or investments are recognized in the year earned.

Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash on hand and highly liquid temporary investments with maturity dates at date of acquisition of three months or less.

Management Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Regulation of Utility Operations

Electric utilities have historically been recognized as natural monopolies and have operated in a highly regulated environment in which they have an obligation to provide electric service to their customers in return for an exclusive franchise within their service territory with an opportunity to earn a regulated rate of return. This regulatory environment is changing. The generation sector has experienced competition from non-utility power and market producers, and the FERC is requiring utilities, including IPC, to provide wholesale open-access transmission service to others. Transmission services may soon be provided by Regional Transmission Organizations rather than utilities.

Some  state  regulatory  authorities  are in the  process  of  changing  utility regulations in response to federal and state statutory changes and evolving competitive markets. These statutory and conforming regulations may result in increased wholesale and retail competition. In 1997, the Idaho Legislature appointed a committee to study restructuring of the electric utility industry. Although the committee will continue studying a variety of restructuring ideas, it has not recommended any restructuring legislation and is not expected to in the foreseeable future. In 1999, the Oregon legislature passed legislation restructuring the electric utility industry, but exempted IPC's service territory. Due to IPC's low cost structure, it is well positioned to compete in the evolving utility market place. However, the Company is unable to predict what financial impact or effect the adoption of any such legislation would have on IPC's operations.

IPC follows Statement of Financial Accounting Standards (SFAS) No. 71, "Accounting for the Effects of Certain Types of Regulation," and its financial statements reflect the effects of the different rate making principles followed by the various jurisdictions regulating IPC. Pursuant to SFAS 71 IPC capitalizes, as deferred regulatory assets, incurred costs that are expected to be recovered in future utility rates. IPC also records as deferred regulatory liabilities the current recovery in utility rates of costs that are expected to be paid in the future.

The following is a breakdown of IPC's regulatory assets and liabilities for the years 2000, 1999 and 1998:

                                                 2000                    1999                     1998
                                        -----------------------  ----------------------   ---------------------
                                        Assets     Liabilities   Assets     Liabilities   Assets    Liabilities
                                        -------    ------------  -------    -----------   --------  -----------
                                                                 (Millions of Dollars)
Income taxes.......................     $213.6       $ 40.2       $215.7        $33.8       $204.4     $ 28.1
Conservation.......................       32.3            -         37.5            -         43.3          -
Employee benefits..................        3.7            -          4.7            -          5.6          -
PCA deferral and amortization......      119.9            -            -          3.4            -        5.2
Other..............................        9.7          4.7         13.9          3.4         18.3        4.1
Deferred investment tax credits....          -         66.0            -         67.4            -       69.4
                                        -------      --------     -------       -------    --------    --------
            Total..................     $379.2       $110.9       $271.8        $108.0      $271.6     $106.8
                                        =======      ========     =======       =======    ========    ========

At December 31, 2000, IPC had $5.5 million of regulatory assets that were not earning a return on investment, excluding the $213.6 million that relates to income taxes.

In the event that recovery of costs through rates becomes unlikely or uncertain, SFAS 71 would no longer apply. If the Company were to discontinue application of SFAS 71 for some or all of IPC's operations, then these items may represent stranded investments. If the Company is not allowed recovery of these investments, it would be required to write off the applicable portion of regulatory assets and the financial effects could be significant.

Derivative Financial Instruments

The Company uses financial instruments such as commodity futures, forwards, options and swaps to manage exposure to commodity price risk in the electricity and natural gas markets. The objective of the Company's risk management program is to mitigate the risk associated with the purchase and sale of natural gas and electricity as well as to optimize its energy marketing portfolio. The accounting for derivative financial instruments that are used to manage risk is in accordance with the concepts established in SFAS No. 80, "Accounting for Futures Contracts," American Institute of Certified Public Accountants Statement of Position 86-2, "Accounting for Options," and Emerging Issues Task Force
(EITF) 98-10, "Accounting for Contracts Involved in Energy Trading Activities". EITF 98-10 was adopted effective January 1, 1999 resulting in an adjustment to net income that was not material.

Energy trading contracts as defined by EITF 98-10 are reported at fair value on the balance sheet with the resulting gains and losses reported on the income statement. The fair value of positions recorded on the balance sheet is dependant on the prices and volatility of the energy markets. As such, these items on the balance sheet can fluctuate greatly without large changes in volumes or positions. Cash flows from energy trading contracts are recognized in the statement of cash flows as an operating activity.

The following table shows a summary of the notional amounts of the Company's forward exposure (including both sales and purchases) as of December 31, 2000 and 1999. The maximum term related to any forward position is ten years.

                                            December 31, 2000                 December 31, 1999
                                       -----------------------------     -----------------------------
                                           Gas          Electricity         Gas          Electricity
                                          MMbtu's           MWh's          MMbtu's          MWh's
                                       -------------    ------------     -----------     -------------
Total gross notional volume........       190,777           34,453         112,513          10,818


The following table displays the fair values of the Company's energy marketing assets and liabilities at December 31, 2000 and 1999, and the average values for the twelve months ended December 31, 2000 (in thousands of dollars):

               Balance at December 31, 2000      Twelve Months Average Balance         Balance at December 31, 1999
               ---------------------------      -------------------------------       ------------------------------
                  Assets       Liabilities         Assets          Liabilities           Assets         Liabilities
               -----------     -----------      ------------      -------------       ------------     -------------
Gas............$  108,935      $  115,537         $  67,263          $  69,742          $  8,302         $   8,220
Electricity.... 1,572,619       1,590,964           401,956            397,914            29,096            25,594
               -----------     -----------      ------------      -------------       ------------     -------------

Total..........$1,681,554      $1,706,501         $ 469,219          $ 467,656          $ 37,398         $  33,814
               ===========     ===========      ============      =============       ============     =============

The gain in fair value of energy trading contract positions (including electricity and natural gas forwards, futures, options and swaps) included in income before income taxes for the years ended December 31, 2000 and 1999 were $145.4 million and $31.4 million respectively.

Notional   amounts  listed  above  reflect  the  volume  of  energy  related  to transactions with counterparties, but do not measure exposure to market or credit risks. The maximum term detailed above also is not indicative of likely future cash flows as positions may be offset in the markets at any time to meet risk management guidelines.

Comprehensive Income

Components of the Company's comprehensive income include net income, unrealized holding gains on marketable securities, the Company's proportionate share of unrealized holding gains on marketable securities held by an equity investee, and the changes in additional minimum liability under a deferred compensation plan for certain senior management employees and directors.

New Accounting Pronouncements

In June 1998 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities." In June 2000, the FASB issued SFAS No. 138 "Accounting for Certain Derivative Instruments and Certain Hedging Activities", which amended certain provisions of SFAS 133. The Derivative Implementation Group
(DIG), a task force created by the FASB, is continuing to identify and resolve implementation questions related to SFAS 133 and SFAS 138.

SFAS 133, as amended by SFAS 138, was effective as of January 1, 2001. As of January 1, 2001 contracts company-wide have been evaluated based upon the SFAS 133 derivative definition and requirements. Most of the Company's identified derivatives consist of energy trading contracts that are currently reported at fair value under the provisions of EITF 98-10. The remaining derivatives are IPC electricity purchase and sales contracts that are subject to regulatory processes. As a result, the adoption of SFAS 133, as amended, did not have a material effect on the Company's financial position, results of operations, or cash flows.

Other Accounting Policies

Debt discount, expense and premium are being amortized over the terms of the respective debt issues.

Reclassifications

Certain items previously reported for years prior to 2000 have been reclassified to conform to the current year's presentation.

2.  INCOME TAXES:

IPC has settled Federal and Idaho tax liabilities on all open years through the 1996 tax year except for amounts related to a partnership which have been, in management's opinion, adequately accrued.

A reconciliation between the statutory federal income tax rate and the effective rate is as follows:

                                                            2000             1999            1998
                                                       ------------     ------------    ------------
                                                                   (Thousands of Dollars)
   Computed income taxes based on statutory
     federal income tax rate....................           $ 73,746        $ 47,957        $46,832
   Change in taxes resulting from:
     AFDC                                                    (1,719)         (1,071)          (420)
     Investment tax credits                                  (3,083)         (3,032)        (2,934)
     Repair allowance...........................             (4,550)         (2,800)        (2,800)
     Settlement of prior years tax returns......                161            (380)        (1,965)
     State income taxes (net of federal reduction).           9,793           6,250          7,574
     Depreciation...............................              8,243           7,292          5,237
     Affordable housing and historic tax credits (net
       of related deferred taxes)...............            (12,962)         (8,934)        (6,504)
     Preferred dividends of IPC.................              2,075           1,950          1,980
     Other......................................               (886)         (1,560)        (2,370)
                                                        -----------     -----------    -----------
   Total provision for federal and state income taxes      $ 70,818        $ 45,672        $44,630
                                                        ===========     ===========    ===========
     Effective tax rate.........................               33.6%           33.3%          33.4%

The provision for income taxes consists of the following:

                                                            2000           1999               1998
                                                        -----------     -----------     -----------
                                                                     (Thousands of Dollars)
     Income taxes currently payable:
       Federal..................................        $ 18,984         $ 38,165         $ 45,606
       State....................................           5,169            9,327            9,206
                                                        -----------     -----------     -----------
         Total..................................          24,153           47,492           54,812
                                                        -----------     -----------     -----------
     Income taxes deferred - net of amortization:
       Federal..................................          40,641            2,174           (8,006)
       State....................................           7,407           (2,031)          (1,376)
                                                        -----------     -----------     -----------
         Total..................................          48,048              143           (9,382)
     Investment tax credits:
       Deferred.................................           1,700            1,069            2,134
       Restored.................................          (3,083)          (3,032)          (2,934)
                                                        -----------     -----------     -----------
         Total..................................          (1,383)          (1,963)            (800)
                                                        -----------     -----------     -----------
     Total provision for income taxes...........        $ 70,818         $ 45,672         $ 44,630
                                                        ===========     ===========     ===========

The tax effects of significant items comprising the Company's net deferred tax liability are as follows:

                                                            2000            1999            1998
                                                       ------------    ------------    ------------
                                                                  (Thousands of Dollars)
     Deferred tax assets:
       Regulatory liabilities...................          $ 40,230        $ 33,817        $ 28,075
       Advances for construction................             9,224           9,646          10,401
       Other....................................            22,488          18,586          20,512
                                                       ------------    ------------    ------------
         Total..................................            71,942          62,049          58,988
                                                       ------------    ------------    ------------
     Deferred tax liabilities:
       Utility plant............................           249,546         249,597         247,270
       Regulatory assets........................           213,552         215,675         204,430
       Conservation programs....................            13,561          17,396          16,866
       PCA......................................            47,189          (1,826)         (2,543)
       Other....................................            17,230          12,568          18,126
                                                       ------------    ------------    ------------
         Total..................................           541,078         493,410         484,149
                                                       ------------    ------------    ------------

     Net deferred tax liabilities...............          $469,136        $431,361        $425,161
                                                       ============    ============    ============

3.  COMMON STOCK:
Changes in shares of IDACORP common stock and treasury stock for 2000, 1999 and 1998 were as follows (in thousands of dollars):

                                                            COMMON STOCK                  TREASURY STOCK
                                                       Shares          Amount          Shares        Amount
                                                    ------------  ----------------  -------------  ------------
Balance at December 31, 1997.....................     37,612,351      $ 452,519                -     $       -
Other - net......................................              -           (955)               -             -
                                                    ------------  ----------------  -------------  ------------
Balance at December 31, 1998.....................     37,612,351        451,564                -             -
Other - net......................................              -           (221)               -             -
                                                    ------------  ----------------  -------------  ------------
Balance at December 31, 1999.....................     37,612,351        451,343                -             -
Treasury shares:
    Acquired.....................................              -              -          198,925         8,014
    Issued.......................................              -              -         (154,500)       (6,518)
Other - net......................................              -          1,759                -             -
                                                    ------------  ----------------  -------------  ------------
Balance at December 31, 2000.....................     37,612,351      $ 453,102           44,425     $   1,496
                                                    ============  ================  =============  ============

As of December 31, 2000 there were 3,791,321 shares of authorized but unissued shares of IDACORP common stock were reserved for future issuance under the Company's Dividend Reinvestment and Stock Purchase Plan and IPC's Employee Savings Plan. In addition, 314,114 shares are reserved for the Restricted Stock Plan and 750,000 shares for the Long-Term Incentive and Compensation Plan (LTICP) (see Note 9).

The Company has a Shareholder Rights Plan (Plan) designed to ensure that all shareholders receive fair and equal treatment in the event of any proposal to acquire control of the Company. Under the Plan, the Company declared a distribution of one Preferred Share Purchase Right (Right) for each of the Company's outstanding Common Shares held on October 1, 1998 or issued thereafter. The Rights are currently not exercisable and will be exercisable only if a person or group (Acquiring Person) either acquires ownership of 20 percent or more of the Company's Voting Stock or commences a tender offer that would result in ownership of 20 percent or more of such stock. The Company may redeem all but not less than all of the Rights at a price of $0.01 per Right or exchange the Rights for cash, securities (including Common Shares of the Company) or other assets at any time prior to the close of business on the 10th day after acquisition by an Acquiring Person of a 20 percent or greater position.

Additionally, the IDACORP Board created the A Series Preferred Stock, without par value, and reserved 1,200,000 shares for issuance upon exercise of the Rights.

Following the acquisition of a 20 percent or greater position, each Right will entitle its holder to purchase for $95 that number of shares of Common Stock or Preferred Stock having a market value of $190.

If after the Rights become exercisable, the Company is acquired in a merger or other business combination, 50 percent or more of its consolidated assets or earnings power are sold, or the Acquiring Person engages in certain acts of self-dealing, each Right entitles the holder to purchase for $95, shares of the acquiring company's common stock having a market value of $190.

Any Rights that are or were held by an Acquiring Person become void if any of these events occurs. The Rights expire on September 30, 2008.

The Rights themselves do not give any voting or other rights as shareholders to their holders. The terms of the Rights may be amended without the approval of any holders of the Rights until an Acquiring Person obtains a 20 percent or greater position, and then may be amended as long as the amendment is not adverse to the interests of the holders of the Rights.

In 2000, IDACORP's Board of Directors approved the repurchase of up to 350,000 shares of outstanding common stock for distribution to shareholders of an acquired entity as partial payment for the acquisition. As of December 31, 2000, 156,300 shares had been acquired (at a cost of $6.6 million) and 154,500 shares had been issued under this plan. In January 2001, the Company repurchased an additional 150,000 shares (at a cost of $6.2 million) for distribution to shareholders of the acquired entity.

4.  PREFERRED STOCK OF IDAHO POWER COMPANY:
The number of shares of IPC preferred stock outstanding at December 31, 2000, 1999 and 1998 were as follows:

                                                      Shares Outstanding at December 31,
                                                    ---------------------------------------       Call Price
                                                         2000        1999        1998              Per Share
                                                         ----        ----        ----       -----------------------
Preferred stock:
   Cumulative, $100 par value:
        4% preferred stock (authorized
        215,000 shares)...........................     150,656     158,112     159,680           $104.00
        Serial preferred stock, 7.68% Series
        (authorized 150,000 shares)...............     150,000     150,000     150,000           $102.97
     Serial preferred stock, cumulative, without
        par value; total of 3,000,000 shares
        authorized:
        7.07% Series, $100 stated value,
         (authorized 250,000 shares)(a)...........     250,000     250,000     250,000     $103.535 to $100.354
        Auction rate preferred stock, $100,000
          stated value, (authorized 500 shares)(b).        500         500         500         $100,000.00
                                                      --------    --------   ---------

       Total.......................................    551,156     558,612     560,180
                                                      ========    ========   =========

(a)  The preferred stock is not redeemable prior to July 1, 2003.
(b) Dividend rate at December 31, 2000 was 4.95% and ranged between 4.28% and 5.00% during the year.

During 2000, 1999 and 1998 IPC reacquired and retired 7,456 shares, 1,568 shares and 7,292 shares of 4% preferred stock. As of December 31, 2000, the overall effective cost of all outstanding preferred stock was 6.02 percent.

5.  LONG-TERM DEBT:
The Company currently has a $300.0 million shelf registration statement that can be used for the issuance of unsecured debt securities and preferred or common stock. At December 31, 2000, none had been issued.

On March 23, 2000, IPC filed a $200.0 million shelf registration statement that can be used for first mortgage bonds (including medium term notes), unsecured debt, or preferred stock. On December 1, 2000, $80.0 million principal amount of Secured Medium Term Notes, Series C, 7.38% Series due 2007 were issued and proceeds from this issuance were used for the early redemption in January 2001 of the $75.0 million First Mortgage Bonds 9.50%, Series due 2021. At December 31, 2000, $120.0 million of the total remained to be issued.

The amount of first mortgage bonds issuable by IPC is limited to a maximum of $900.0 million and by property, earnings and other provisions of the mortgage and supplemental indentures thereto. Substantially all of the electric utility plant is subject to the lien of the indenture.

Pollution Control Revenue Bonds, Series 1984, due December 1, 2014, are secured by First Mortgage Bonds, Pollution Control Series A, which were issued by IPC and are held by a Trustee for the benefit of the bondholders.

First mortgage bonds maturing during the five-year period ending 2005 are $30.0 million in 2001, $27.0 million in 2002, $80.0 million in 2003, $50.0 million in 2004 and $60.0 million in 2005. On September 9, 1998, $60.0 million principal amount of Secured Medium Term Notes, Series B, 5.83% Series due 2005 were issued by IPC. Proceeds from this issuance were used to redeem at maturity, the $30.0 million First Mortgage Bonds 5.33% Series B due September 1998, with the balance used for repayment of commercial paper issued in connection with IPC's ongoing business.

On November 23, 1999, $80.0 million principal amount of Secured Medium Term Notes, Series B, 7.20% Series due 2009 were issued by IPC. Proceeds from this issuance were used to redeem at maturity, the $80.0 million First Mortgage Bonds 8.65% Series due January 2000.

On April 26, 2000, at the request of IPC, the American Falls Reservoir District issued its American Falls Refunding Replacement Dam Bonds, Series 2000, in the aggregate principal amount of $19.9 million for the purpose of refunding on April 26, 2000 a like amount of its bonds dated May 1, 1990. IPC has guaranteed repayment of these bonds.

On May 17, 2000, tax exempt Pollution Control Revenue Refunding Bonds Series 2000 in the aggregate principal amount of $4.4 million were issued by Port of Morrow, Oregon for the purpose of refunding on August 1, 2000, a like amount of its Pollution Control Revenue Bonds, Series 1978.

At December 31, 2000, 1999 and 1998 the overall effective cost of all outstanding first mortgage bonds and pollution control revenue bonds was 7.52 percent, 7.62 percent and 7.69 percent, respectively.

At December 31, 2000, IDACORP Financial Services, Inc., a wholly owned subsidiary of the Company, has $64.1 million of debt with interest rates ranging from 6.03 percent to 8.59 percent. This debt is collateralized by investments in affordable housing projects with a book value of $101.7 million at December 31, 2000. Principal amounts maturing during the five-year period ending 2005 are $9.7 million in 2001, $9.5 million in 2002, $9.2 million in 2003, $9.3 million in 2004 and $8.3 million in 2005.

6.  FAIR VALUE OF FINANCIAL INSTRUMENTS:
The estimated fair value of the Company's financial instruments has been determined by the Company using available market information and appropriate valuation methodologies. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

Cash and cash equivalents, customer and other receivables, notes payable, accounts payable, interest accrued, and taxes accrued are reported at their carrying value as these are a reasonable estimate of their fair value. The estimated fair values for long-term debt and investments are based upon quoted market prices of the same or similar issues or discounted cash flow analyses as appropriate.

The total estimated fair value of the Company's debt was approximately $933.6 million in 2000, $898.1 million in 1999 and $877.4 million in 1998. Included in investments and other property were financial instruments totaling $20.6 million in 2000, $24.0 million in 1999 and $14.2 million in 1998. Estimated fair value of these instruments was $26.0 million in 2000, $30.6 million in 1999 and $20.3 million in 1998.

7.  NOTES PAYABLE:
At December 31, 2000, IDACORP had a $50 million three-year credit facility that expires in December 2001, and a $100 million 364-day credit facility that expires in February 2001. Under these facilities the Company pays a facility fee on the commitment, quarterly in arrears, based on IPC's First Mortgage Bond Rating. Commercial paper may be issued up to the amounts supported by the bank credit facilities.

Balances and interest rates of short-term borrowings for IDACORP were as follows:

                                                                           Year Ended December 31,

                                                                 --------------------------------------------
                                                                   2000             1999             1998
                                                                   ----             ----             ----
                                                                           (Thousands of Dollars)
     Balance at end of year..............................         $60,900                 -             -
     Effective annual interest rate at end of year.......             7.8 %               -             -

At December 31, 2000, IPC had regulatory authority to incur up to $200 million of short-term indebtedness. IPC has a $120 million multi-year revolving credit facility expiring in December 2001. Under this facility IPC pays a facility fee on the commitment, quarterly in arrears, based on IPC's First Mortgage Bond rating. Commercial paper may be issued subject to the regulatory maximum, and is supported by bank lines of credit of an equal amount.

Balances and interest rates of short-term borrowings for IPC were as follows:

                                                                           Year Ended December 31,

                                                                 --------------------------------------------
                                                                   2000             1999             1998
                                                                   ----             ----             ----
                                                                           (Thousands of Dollars)
     Balance at end of year..............................         $59,700           $19,757          $38,524
     Effective annual interest rate at end of year.......             6.8%              6.1%            6.0%


8.  COMMITMENTS AND CONTINGENT LIABILITIES:
Commitments under contracts and purchase orders relating to IPC's program for construction and operation of facilities amounted to approximately $8.3 million at December 31, 2000. Additionally Ida-West Energy has commitments totaling $33.1 million. The commitments are generally revocable, subject to reimbursement of manufacturers' expenditures incurred and/or other termination charges.

IPC is currently purchasing energy from 66 on-line cogeneration and small power production facilities with contracts ranging from 1 to 30 years. Under these contracts IPC is required to purchase all of the output from these facilities. During the fiscal year ended December 31, 2000, IPC purchased 862,313 MWh at a cost of $53.7 million.

The Company is party to various legal claims, actions, and complaints, certain of which involve material amounts. Although unable to predict with certainty whether or not it will ultimately be successful in these legal proceedings, or, if not, what the impact might be, based upon the advice of legal counsel, management presently believes that disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

9. STOCK-BASED COMPENSATION

IDACORP  has  two  stock-based   compensation  plans  that  align  employee  and
shareholder objectives related to the long-term growth of the Company.

In 1995, SFAS No. 123, "Accounting for Stock-Based Compensation" was issued. It encourages a fair-value based method of accounting for stock-based compensation. As permitted by SFAS 123, the Company adopted its disclosure-only requirements and continues to account for stock-based compensation in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25).

The Company adopted the 2000 Long-Term Incentive and Compensation Plan (LTICP) for officers, key employees and directors. The LTICP permits the grant of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares, and other awards.

The maximum number of shares available under the LTICP is 750,000. In 2000, IDACORP issued 220,000 stock options with an exercise price equal to the market price of the Company's stock on the date of grant. The maximum term of the options is ten years, and they vest over a five-year period. In accordance with APB 25, no compensation costs have been recognized for the option awards in 2000.

Stock option transactions in 2000 are summarized as follows. There were no stock option transactions in 1999 and 1998:

                                                                Weighted
                                            Number of       average exercise
                                             shares              price
                                         ---------------    ----------------

       Beginning of year..........                    -                   -
           Options granted........              220,000            $35.8125
           Options exercised......                    -                   -
           Options cancelled......                    -                   -
                                         ---------------    ----------------
       End of year................              220,000            $35.8125
                                         ===============    ================
       Exercisable................                    -                   -


IDACORP has a restricted stock plan for certain key employees. Each grant made under this plan has a three-year restricted period, and the final award amounts depend on the attainment of cumulative earnings per share performance goals. At December 31, 2000 there were 265,766 remaining shares available under this plan.

Restricted stock awards are compensatory awards and the Company accrues compensation expense (which is charged to operations) based upon the market value of the granted shares. For the years 2000, 1999 and 1998, total compensation accrued under the plan was $1.5 million, $0.5 million and $0.6 million respectively.

The following table summarizes restricted stock activity for the years 2000, 1999 and 1998:

                                                                 2000          1999           1998
                                                               ---------     ---------      ---------
   Shares outstanding - beginning of year.............           43,615        43,063         38,365
   Shares granted.....................................           34,649        23,497         21,361
   Shares forfeited...................................                -        (9,585)        (4,063)
   Shares issued......................................          (24,709)      (13,360)       (12,600)
                                                               ---------     ---------      ---------

   Shares outstanding - end of year...................           53,555        43,615         43,063
                                                               =========     =========      =========
    Weighted average fair value of current year
       stock grants on grant date.....................         $  34.44      $  32.88        $ 37.00
                                                               =========     =========      =========

Had compensation cost for the stock-based compensation plans been determined on the basis of fair value pursuant to the provisions of SFAS 123, net income and earnings per share would have been as follows:

                                                        2000                 1999                1998
                                                  -----------------    -----------------    ---------------
       Net income..............................
           As reported.........................   $       139,883      $        91,349      $      89,176
           Pro forma...........................           140,186               91,145             89,155
       Basic and diluted earnings per share....

           As reported.........................             3.72                 2.43                2.37
           Pro forma...........................             3.73                 2.43                2.37

For purposes of the pro forma calculations above, the estimated fair value of the options and restricted stock are amortized to expense over the vesting period. The fair value of the restricted stock is the market price of the stock on the date of grant. The fair value of each option granted in 2000 was estimated at the date of grant using the Binomial option-pricing model with the following assumptions:

       Stock dividend yield...............               5.19%
       Expected stock price volatility....                 27%
       Risk-free interest rate............               6.15%
       Expected option lives..............             7 years
       Fair value of options granted......               $8.42

10.  BENEFIT PLANS:
Pension Plans

IDACORP has a noncontributory defined benefit pension plan covering most employees. The benefits under the plan are based on years of service and the employee's final average earnings. The Company's policy is to fund with an independent corporate trustee at least the minimum required under the Employee Retirement Income Security Act of 1974 but not more than the maximum amount deductible for income tax purposes. The Company was not required to contribute to the plan in 2000, 1999 and 1998. The trustee invests the plan's assets primarily in listed stocks (both U.S. and foreign), fixed income securities and investment grade real estate.

IDACORP has a nonqualified, deferred compensation plan for certain senior management employees and directors. The Company financed this plan by purchasing life insurance policies and investments in marketable securities, all of which are held by a trustee. The cash value of the policies and investments exceed the projected benefit obligation of the plan but do not qualify as plan assets in the actuarial computation of the funded status.

The following table shows the components of net periodic benefit cost for these plans (in thousands of dollars):

                                                    Pension Plan                        Deferred Compensation Plan
                                        --------------------------------------     --------------------------------------
                                           2000          1999          1998           2000          1999          1998
                                        ----------    ----------    ----------     ----------    ----------    ----------
Service cost......................       $ 7,442      $  8,389      $  7,133         $  574        $  744        $  572
Interest cost.....................        16,718        16,402        15,458          1,965         1,797         1,747
Expected return on assets.........       (30,095)      (25,240)      (22,724)             -             -             -
Recognized net actuarial (gain) loss      (4,503)         (344)         (111)           242           279           255
Amortization of prior service cost           708           708           424           (353)         (325)         (332)
Amortization of transition asset..          (263)         (263)         (263)           613           613           613
                                        ----------    ----------    ----------     ----------    ----------    ----------
Net periodic pension cost.........       $(9,993)     $   (348)     $    (83)        $3,041        $3,108        $2,855
                                        ==========    ==========    ==========     ==========    ==========    ==========

The following table summarizes the changes in benefit obligation and plan assets of these plans (in thousands of dollars):

                                                          Pension Plan                    Deferred Compensation Plan
                                               -----------------------------------   -------------------------------------
                                                  2000        1999         1998         2000         1999         1998
                                               ----------  -----------  ----------   ----------   -----------  -----------
Change in projected benefit obligation:
      Benefit obligation at January 1......     $229,042    $253,729     $224,073      $ 26,925    $ 27,029    $  25,067
      Service cost.........................        7,442       8,389        7,133           574         744          572
      Interest cost........................       16,718      16,402       15,458         1,965       1,797        1,747
      Actuarial loss (gain)................          455     (33,014)      14,139           840        (489)       1,297
      Benefits paid........................      (12,376)    (16,464)     (11,774)       (2,516)     (2,201)      (2,049)
      Plan amendments......................            -           -        4,700            88          45          395
                                               ----------  -----------  ----------   -----------  ----------   -----------
      Benefit obligation at December 31....      241,281     229,042      253,729        27,876      26,925       27,029
                                               ----------  -----------  ----------   -----------  ----------   -----------
Change in plan assets:
      Fair value at January 1..............      340,521     290,080      256,893             -           -            -
      Actual return on plan assets.........       12,644      66,905       44,961             -           -            -
      Employer contributions...............            -           -        -                 -           -            -
      Benefit payments.....................      (12,376)    (16,464)     (11,774)            -           -            -
                                               ----------  -----------  ----------   -----------  ----------   -----------
      Fair value at December 31............      340,789     340,521      290,080             -           -            -
                                               ----------  -----------  ----------   -----------  ----------   -----------

Funded status.............................        99,508     111,479       36,351       (27,876)    (26,925)     (27,029)
Unrecognized actuarial loss (gain)........       (85,648)   (108,057)     (33,722)        6,442       5,844        6,612
Unrecognized prior service cost...........         7,954       8,662        9,370          (355)       (796)      (1,166)
Unrecognized net transition liability.....        (1,178)     (1,441)      (1,704)        2,762       3,375        3,988
Net amount recognized.....................      $ 20,636    $ 10,643     $ 10,295      $(19,027)  $ (18,502)   $ (17,595)

Amounts recognized in the statement of
  financial position consist of:
Prepaid (accrued) pension cost............      $ 20,636    $ 10,643     $ 10,295      $(26,365)  $ (25,815)   $ (25,631)
Intangible asset..........................             -           -            -         2,407       2,579        2,822
Accumulated other comprehensive income....             -           -            -         4,931       4,734        5,214
Net amount recognized.....................      $ 20,636    $ 10,643     $ 10,295      $(19,027)  $ (18,502)   $ (17,595)

The following table sets forth the assumptions used at the end of each year for all IPC-sponsored pension and postretirement benefit plans:

                                                         Pension Benefits                 Postretirement Benefits
                                                 ---------------------------------   -----------------------------------
                                                   2000       1999         1998       2000       1999          1998
                                                 ---------   --------    ----------  ---------  ----------    ----------
Discount rate...............................         7.5%        7.5%        6.75%      7.5%       7.5%          6.75%
Expected long-term rate of return on assets.         9.0         9.0         9.0        9.0        9.0           9.0
Annual salary increases.....................         4.5         4.5         4.5        -          -             -


Savings Plan

IDACORP has an Employee Savings Plan which complies with Section 401(k) of the Internal Revenue Code and covers substantially all employees. The Company matches specified percentages of employee contributions to the plan. Matching contributions amounted to $3.4 million in 2000, $3.1 million in 1999 and $3.0 million in 1998.

Postretirement Benefits

The Company maintains a defined benefit postretirement plan (consisting of health care and death benefits) that covers all employees who were enrolled in the active group plan at the time of retirement, their spouses and qualifying dependents.

The net periodic postretirement benefit cost was as follows (in thousands of dollars):

                                                                   2000             1999             1998
                                                               ------------      ----------       -----------
     Service cost...........................................   $     851         $     895        $     720
     Interest cost..........................................       3,374             2,867            2,913
     Expected return on plan assets.........................      (2,522)           (2,230)          (1,761)
     Amortization of unrecognized transition obligation.....       2,040             2,040            2,040
     Amortization of prior service cost.....................        (691)             (691)            (280)
     Amortization of unrecognized net gains.................           -                 -             (220)
                                                               ------------      ----------       -----------
     Net periodic post-retirement benefit cost..............   $   3,052         $    2,882       $    3,412
                                                               ============      ==========       ===========

The following table summarizes the changes in benefit obligation and plan assets (in thousands of dollars):

                                                                  2000              1999             1998
                                                               -----------       -----------      -----------
Change in accumulated benefit obligation:
     Benefit obligation at January 1........................   $  41,139         $  38,615       $   43,459
     Service cost...........................................         851               896              720
     Interest cost..........................................       3,374             2,867            2,913
     Plan amendments........................................       1,200                 -           (9,071)
     Actuarial loss.........................................       5,635             1,859            3,483
     Benefits paid..........................................      (3,393)           (3,098)          (2,889)
                                                               -----------       -----------      -----------
     Benefit obligation at December 31......................      48,806            41,139           38,615
                                                               -----------       -----------      -----------
Change in plan assets:
     Fair value of plan assets at January 1.................      26,805            24,346           19,493
     Actual (loss) return on plan assets....................        (760)            2,389            4,853
     Employer contributions.................................       3,108             2,845            2,789
     Benefits paid..........................................      (3,082)           (2,775)          (2,789)
                                                               -----------       -----------      -----------
     Fair value of plan assets at December 31...............      26,071            26,805           24,346
                                                               -----------       -----------      -----------

Funded status...............................................     (22,735)          (14,334)         (14,269)
Unrecognized prior service cost.............................      (7,336)           (9,227)          (9,918)
Unrecognized actuarial loss (gain)..........................       3,361            (5,556)          (7,256)
Unrecognized transition obligation..........................      24,480            26,520           28,560
                                                               -----------       -----------      -----------
Accrued benefit obligations
    included with other deferred credits....................   $  (2,230)        $  (2,597)       $  (2,883)
                                                               ===========       ===========      ===========

The assumed health care cost trend rate used to measure the expected cost of benefits covered by the plan is 6.75%. A one-percentage point change in the assumed health care cost trend rate would have the following effect (in thousands of dollars):

                                                                   1-Percentage-Point     1-Percentage-Point
                                                                        increase               decrease
                                                                  ---------------------   -------------------
Effect on total of service and interest cost components.....            $   320            $         (263)
Effect on accumulated postretirement benefit obligation.....            $ 2,876            $       (2,452)

Postemployment Benefits

The Company provides certain benefits to former or inactive employees, their beneficiaries, and covered dependents after employment but before retirement. These benefits include salary continuation, health care and life insurance for those employees found to be disabled under our disability plans, and health care for surviving spouses and dependents. The Company accrues a liability for such benefits. In accordance with an IPUC order, the portion of the liability attributable to regulated activities in Idaho as of December 31, 1993, was deferred as a regulatory asset, and is being amortized over ten years. The following table summarizes postemployment benefit amounts included in the Company's consolidated balance sheet (in thousands of dollars):

                                                           2000             1999            1998
                                                       -------------    --------------   ------------
     Included with regulatory assets - other........   $    1,517       $    1,889       $  2,260
     Included with other deferred credits...........   $   (3,040)      $   (3,282)      $  (3,372)

11.  UTILITY PLANT IN SERVICE AND JOINTLY-OWNED PROJECTS:
The following table sets out the major classifications of the IPC's utility plant in service, accumulated provision for depreciation and annual depreciation provisions as a percent of average depreciable balance for the years 2000, 1999 and 1998 (in thousands of dollars):

                                                  2000                         1999                          1998
                                                  ----                         ----                          ----
                                         Balance      Avg Rate       Balance        Avg Rate        Balance      Avg Rate
                                      ------------    ----------   -------------   -----------    ------------   ----------
   Production.......................   $1,360,409        2.60%       $1,348,531        2.60%       $1,344,526       2.60%
   Transmission.....................      410,315        2.30           403,010        2.30           389,011       2.30
   Distribution.....................      811,604        3.34           786,488        3.37           736,527       3.15
   General and Other................      217,546        5.42           187,997        5.46           189,377       5.45
                                      ------------    ----------   -------------   -----------    ------------   ----------
       Total in service.............    2,799,874        2.94%        2,726,026        2.94%        2,659,441       2.87%
   Accumulated provision
       for depreciation.............   (1,142,572)                   (1,073,722)                   (1,009,387)
                                      ------------                 -------------                  ------------
           In service - net.........   $1,657,302                    $1,652,304                    $1,650,054
                                      ============                 =============                  ============

IPC is involved in the ownership and operation of three jointly-owned generating facilities. The Consolidated Statements of Income include IPC's proportionate share of direct operation and maintenance expenses applicable to the projects. Each facility and extent of IPC participation as of December 31, 2000 are as follows:

                                                                             Company Ownership
                                                             ---------------------------------------------------
                                                                                   Accumulated
                                                             Utility Plant In     Provision for
       Name of Plant                    Location                 Service           Depreciation      %      MW
----------------------------   ---------------------------   -----------------   -----------------   ---   -----
                                                                    (Thousands of Dollars)
Jim Bridger Units 1-4......    Rock Springs, WY                $  393,786          $  209,986        33     707
Boardman...................    Boardman, OR                        62,382              36,022        10      55
Valmy Units 1 and 2........    Winnemucca, NV                     300,852             148,115        50     261

IPC's wholly owned subsidiary, Idaho Energy Resources Company, is a joint venturer in Bridger Coal Company, which operates the mine supplying coal for the Jim Bridger steam generation plant. Coal purchased by IPC from the joint venture amounted to $43.7 million in 2000, $41.9 million in 1999 and $46.2 million in 1998.

IPC has contracts to purchase the energy from four PURPA Qualified Facilities that are 50 percent owned by Ida-West Energy Company, a wholly owned subsidiary of the Company. Power purchased from these facilities amounted to $8.1 million in 2000, $8.8 million in 1999 and $8.7 million in 1998.

12.  INDUSTRY SEGMENT INFORMATION:
The Company has identified two reportable operating segments, Utility Operations and Energy Marketing.

The Utility Operations segment has two primary sources of revenue, the regulated operations of IPC and income from Bridger Coal Company, an unconsolidated joint venture also subject to regulation. IPC's regulated operations include the generation, transmission, distribution, purchase and sale of electricity.

Energy marketing consists of IPC's unregulated electricity marketing and IDACORP Energy's natural gas marketing operations.

IDACORP's other operations include:

o Ida-West Energy Company - a developer and manager of independent power projects;
o    IdaTech, LLC - a developer of integrated fuel cell systems;
o IDACORP Financial Services - an investor in affordable housing and other real estate;
o Rocky Mountain Communications, Inc. - provider of energy related products and services, home security, satellite television, and other services;
o Applied Power Company - manufacturer, supplier and distributor of solar photovoltaic systems (sold January 2001).

The following table summarizes the segment information for the Company's utility and energy marketing segments and the total of all other segments, and reconciles this information to total enterprise amounts.

                                       Utility       Energy                                 Consolidated
                                      Operations   Marketing       Other     Eliminations        Total
                                      -----------  ----------- ------------ --------------- ---------------
                                                             (Thousands of Dollars)

2000
----
Operating revenues................... $   849,522   $  145,400  $   24,431   $         -    $  1,019,353
Operating income.....................     182,020       94,589     (14,946)            -         261,663
Other income........................        3,858        3,370      11,847        (3,115)         15,960
Interest expense ....................      63,660          161       6,216        (3,115)         66,922
Income before income taxes...........     122,218       97,798      (9,315)            -         210,701
Income taxes.........................      48,174       38,355     (15,711)            -          70,818
Net income...........................      74,044       59,443       6,396             -         139,883
Total assets.........................   2,530,312    1,911,597     197,349             -       4,639,258
Expenditures for long-lived assets...     131,782        1,520      37,961             -         171,263

1999
----
Operating revenues................... $   669,761   $   31,368  $    30,023  $         -   $     731,152
Operating income.....................     181,248       21,684      (3,882)            -         199,050
Other income........................        5,586          121         490        (1,071)          5,126
Interest expense.....................      62,250          518       5,458        (1,071)         67,155
Income before income taxes...........     124,584       21,287      (8,850)            -         137,021
Income taxes.........................      49,507        8,478     (12,313)            -          45,672
Net income...........................      75,077       12,809       3,463             -          91,349
Total assets.........................   2,379,571      128,160     132,640             -       2,640,371
Expenditures for long-lived assets...     112,772          312      26,880             -         139,964

1998

Operating revenues................... $  768,506   $   10,745  $    15,836   $         -   $     795,087

Operating income.....................     186,723        7,963      (1,263)            -         193,423
Other income.........................       5,757            -         369          (308)          5,818
Interest expense.....................      62,304            -       3,439          (308)         65,435
Income before income taxes...........     130,176        7,963      (4,333)            -         133,806
Income taxes.........................      49,893        2,787      (8,050)            -          44,630
Net income...........................      80,283        5,176       3,717             -          89,176
Total assets.........................   2,253,277       72,023     131,519             -       2,456,819
Expenditures for long-lived assets...      91,803            -      19,205             -         111,008

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareowners of IDACORP, Inc.:
Boise, Idaho

We have audited the accompanying consolidated balance sheets and statements of capitalization of IDACORP, Inc. and its subsidiaries as of December 31, 2000, 1999 and 1998, and the related consolidated statements of income, cash flows, retained earnings and comprehensive income for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of IDACORP, Inc. and subsidiaries at December 31, 2000, 1999 and 1998, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP
Boise, Idaho
February 1, 2001

Idaho Power Company
Consolidated Statements of Income

                                                                          Year Ended December 31,
                                                               ----------------------------------------------
                                                                  2000              1999            1998
                                                                  ----              ----            ----
                                                                          (Thousands of Dollars)

     REVENUES:
       General business.....................................    $565,357          $516,148         $514,856
       Off system sales.....................................     229,986           119,785          214,418
       Other revenues.......................................      40,319            22,403           27,136
                                                               ------------      ------------     -----------
         Total revenues.....................................     835,662           658,336          756,410
                                                               ------------      ------------     -----------

     EXPENSES:
       Operation:
         Purchased power....................................     398,649           106,344          185,271
         Fuel expense.......................................      94,215            86,617           86,237
         Power cost adjustment..............................    (120,688)             (502)          21,866
         Other..............................................     146,424           151,800          145,374
       Maintenance..........................................      46,973            42,067           41,872
       Depreciation.........................................      80,287            77,833           74,481
       Taxes other than income taxes........................      20,166            21,719           20,725
                                                               ------------      ------------     -----------

           Total expenses...................................     666,026           485,878          575,826
                                                               ------------      ------------     -----------

     INCOME FROM OPERATIONS.................................     169,636           172,458          180,584
                                                               ------------      ------------     -----------

     OTHER INCOME:

       Allowance for equity funds used during construction..       2,565             1,667              300
       Energy marketing activities - net....................      92,637            23,206            7,429
       Other - net..........................................      13,669             6,369           12,364
                                                               ------------      ------------     -----------
           Total other income...............................     108,871            31,242           20,093
                                                               ------------      ------------     -----------

     INTEREST CHARGES:

       Interest on long-term debt...........................      53,253            54,150           52,270
       Other interest.......................................       4,544             7,864            8,323
       Allowance for borrowed funds used during
           construction.....................................      (2,346)           (1,392)            (900)
                                                               ------------      ------------     -----------
           Total interest charges...........................      55,451            60,622           59,693
                                                               ------------      ------------     -----------

     INCOME BEFORE INCOME TAXES.............................     223,056           143,078          140,984

     INCOME TAXES...........................................      85,568            45,550           45,065
                                                               ------------      ------------     -----------

     NET INCOME ............................................     137,488            97,528           95,919

       Dividends on preferred stock.........................       5,929             5,572            5,658
                                                               ------------      ------------     -----------

     EARNINGS ON COMMON STOCK...............................    $131,559          $ 91,956         $ 90,261
                                                               ============      ============     ===========

        The accompanying notes are an integral part of these statements.

Idaho Power Company
Consolidated Balance Sheets

Assets

                                                                              December 31,

                                                               --------------------------------------------
                                                                  2000            1999             1998
                                                                  ----            ----             ----
                                                                         (Thousands of Dollars)

     ELECTRIC PLANT:

       In service (at original cost)........................   $2,799,874      $2,726,026       $2,659,441
       Accumulated provision for depreciation...............   (1,142,572)     (1,073,722)      (1,009,387)
                                                               -----------     ------------     -----------
         In service - Net...................................    1,657,302       1,652,304        1,650,054
       Construction work in progress........................      131,214          88,348           58,904
       Held for future use..................................        2,167           1,742            1,738
                                                               -----------     ------------     -----------

           Electric plant - Net.............................    1,790,683       1,742,394        1,710,696
                                                               -----------     ------------     -----------

     INVESTMENTS AND OTHER PROPERTY.........................       21,884         117,759          105,600
                                                               -----------     ------------     -----------

     CURRENT ASSETS:
       Cash and cash equivalents............................       83,494          95,038           20,029
       Receivables:
         Customer...........................................      215,358          83,412          102,653
         Allowance for uncollectible accounts...............       (1,397)         (1,397)          (1,397)
         Notes..............................................        2,945             345              467
         Employee notes.....................................        4,742           4,105            4,510
         Related parties....................................          311             195            3,164
         Other..............................................        4,943           7,095            5,338
       Energy marketing assets..............................    1,572,619          29,096                -
       Accrued unbilled revenues............................       44,825          31,994           34,610
       Materials and supplies (at average cost).............       24,685          28,960           30,143
       Fuel stock (at average cost).........................        5,105           9,329            7,096
       Prepayments..........................................       24,145          16,054           16,011
       Regulatory assets associated with income taxes.......        8,672             893            2,965
                                                               -----------     ------------     -----------

           Total current assets.............................    1,990,447         305,119          225,589
                                                               -----------     ------------     -----------

     DEFERRED DEBITS:
       American Falls and Milner water rights...............       31,585          31,585           31,830
       Company-owned life insurance.........................       39,554          40,480           35,149
       Regulatory assets associated with income taxes.......      204,880         214,782          201,465
       Regulatory assets - PCA..............................      119,905               -                -
       Regulatory assets - other............................       45,750          56,137           67,212
       Other................................................       50,410          54,496           49,448
                                                               -----------     ------------     -----------

           Total deferred debits............................      492,084         397,480          385,104
                                                               -----------     ------------     -----------

           TOTAL............................................   $4,295,098      $2,562,752       $2,426,989
                                                               ===========     ============     ===========

        The accompanying notes are an integral part of these statements.

Idaho Power Company
Consolidated Balance Sheets

Capitalization and Liabilities

                                                                                   December 31,
                                                                   ---------------------------------------------
                                                                      2000             1999            1998
                                                                      ----             ----            ----
                                                                              (Thousands of Dollars)
     CAPITALIZATION:
       Common stock equity:
         Common stock, $2.50 par value (50,000,000
           shares authorized; 37,612,351 shares outstanding).       $ 94,031         $ 94,031        $   94,031
         Premium on capital stock............................        362,430          362,203           362,156
         Capital stock expense...............................        (4,024)          (3,819)            (3,823)
         Retained earnings...................................        313,800          274,181           252,137
         Accumulated other comprehensive income (loss).......         (921)             1,534               226
                                                                  ------------     ------------     -----------

           Total common stock equity.........................        765,316          728,130           704,727

       Preferred stock.......................................        105,066          105,811           105,968

       Long-term debt........................................        808,977          821,558           815,937
                                                                  ------------     ------------     -----------

           Total capitalization..............................      1,679,359        1,655,499         1,626,632
                                                                  ------------     ------------     -----------

     CURRENT LIABILITIES:
       Long-term debt due within one year....................         30,077           89,101             6,029
       Notes payable.........................................         59,700           19,757            38,508
       Accounts payable......................................        250,673           95,125           101,108
       Notes and accounts payable to related parties.......            4,212           10,076                28
       Energy marketing liabilities..........................      1,590,964           25,594                 -
       Taxes accrued.........................................         12,983           21,773            25,164
       Interest accrued......................................         15,002           19,122            18,364
       Deferred income taxes.................................          8,672              893             2,965
       Other.................................................         19,066           16,069            12,117
                                                                  ------------     ------------     -----------

           Total current liabilities.........................      1,991,349          297,510           204,283
                                                                  ------------     ------------     -----------

     DEFERRED CREDITS:
       Deferred income taxes.................................        452,404          428,923           420,268
       Regulatory liabilities associated with deferred
         investment tax credits..............................         66,050           67,433            69,396
       Regulatory liabilities associated with income taxes...         40,230           33,817            28,075
       Regulatory liabilities - PCA..........................              -            3,378             5,199
       Regulatory liabilities - other........................          4,621            3,363             4,161
       Other.................................................         61,085           72,829            68,975
                                                                  ------------     ------------     -----------

           Total deferred credits............................        624,390          609,743           596,074
                                                                  ------------     ------------     -----------

     COMMITMENTS AND CONTINGENT
            LIABILITIES

           TOTAL.............................................      $4,295,098       $2,562,752       $2,426,989
                                                                  ============     ============     ===========

        The accompanying notes are an integral part of these statements.

Idaho Power Company
Consolidated Statements of Capitalization

                                                                                  December 31,
                                                       --------------------------------------------------------------------
                                                          2000         %        1999            %        1998           %
                                                          ----        ---       ----           ---       ----          ---

                                                                            (Thousands of Dollars)
 COMMON STOCK EQUITY:

   Common stock....................................... $   94,031             $  94,031              $    94,031
   Premium on capital stock...........................    362,430               362,203                  362,156
   Capital stock expense..............................     (4,024)               (3,819)                  (3,823)
   Retained earnings..................................    313,800               274,181                  252,137
   Accumulated other comprehensive income (loss)......       (921)                1,534                      226
                                                       -----------           -----------             ------------
       Total common stock equity......................    765,316      46       728,130         44       704,727        43
                                                       -----------           -----------             ------------

 PREFERRED STOCK:

   4% preferred stock.................................     15,066                15,811                   15,968
   7.68% Series, serial preferred stock...............     15,000                15,000                   15,000
   7.07% Series, serial preferred stock...............     25,000                25,000                   25,000
   Auction rate preferred stock.......................     50,000                50,000                   50,000
                                                                             -----------             ------------
                                                       -----------
       Total preferred stock..........................    105,066       6       105,811         6        105,968        7
                                                       -----------           -----------             ------------

 LONG-TERM DEBT:
   First mortgage bonds:

     8.65%  Series due 2000...........................          -                80,000                   80,000
     6.93%  Series due 2001...........................     30,000                30,000                   30,000
     6.85%  Series due 2002...........................     27,000                27,000                   27,000
     6.40%  Series due 2003...........................     80,000                80,000                   80,000
     8   %  Series due 2004...........................     50,000                50,000                   50,000
     5.83%  Series due 2005...........................     60,000                60,000                   60,000
     7.38%  Series due 2007...........................     80,000                     -                        -
     7.20%  Series due 2009...........................     80,000                80,000                        -
     Maturing 2021 through 2031 with rates ranging
       from 7.5% to 9.52%.............................    230,000               230,000                  230,000
                                                       -----------           -----------             ------------
       Total first mortgage bonds.....................    637,000               637,000                  557,000
   Amount due within one year.........................    (30,000)              (80,000)                       -
                                                       -----------           -----------             ------------
       Net first mortgage bonds.......................    607,000               557,000                  557,000
                                                       -----------           -----------             ------------
   Pollution control revenue bonds:

     7 1/4 %  Series due 2008.........................          -                 4,360                    4,360
     8.30  %  Series 1984 due 2014....................     49,800                49,800                   49,800
     6.05  %  Series 1996A due 2026...................     68,100                68,100                   68,100
     Variable Rate Series 1996B due 2026..............     24,200                24,200                   24,200
     Variable Rate Series 1996C due 2026..............     24,000                24,000                   24,000
     Variable Rate Series 2000 due 2007...............      4,360                     -                        -
                                                       -----------           -----------             ------------
       Total pollution control revenue bonds..........    170,460               170,460                  170,460
                                                       -----------           -----------             ------------
   REA notes..........................................      1,339                 1,415                    1,489
     Amount due within one year.......................        (77)                  (76)                     (74)
                                                       -----------           -----------             ------------
       Net REA notes..................................      1,262                 1,339                    1,415
                                                       -----------           -----------             ------------
   American Falls bond guarantee......................     19,885                19,885                   20,130
                                                       -----------           -----------             ------------
   Milner Dam note guarantee..........................     11,700                11,700                   11,700
                                                       -----------           -----------             ------------
   Debt related to investments in affordable housing
     with rates ranging from 6.03% to 8.77%
     due 2000 to 2010                                           -                71,183                   62,103

     Amount due within one year.......................          -                (9,025)                  (5,955)
                                                       -----------           -----------             ------------
       Net affordable housing debt....................          -                62,158                   56,148
   Other subsidiary debt..............................          -                   457                      623
   Unamortized premium/discount - Net.................     (1,330)               (1,441)                  (1,539)
                                                       -----------           -----------             ------------

       Total long-term debt...........................    808,977     48        821,558       50         815,937      50
                                                       -----------   ----    -----------    -----    ------------   -----

 TOTAL CAPITALIZATION................................. $1,679,359    100     $1,655,499      100      $1,626,632     100
                                                       ===========   ====    ===========    =====    ============  =====


        The accompanying notes are an integral part of these statements.

Idaho Power Company
Consolidated Statements of Cash Flows


                                                                               Year Ended December 31,

                                                                    -----------------------------------------------
                                                                       2000              1999              1998
                                                                       ----              ----              ----
                                                                                (Thousands of Dollars)
     OPERATING ACTIVITIES:
       Net income...................................................  $137,488          $ 97,528           $ 95,919
       Adjustments to reconcile net income to net cash:
         Unrealized (loss)  gains from energy marketing activities..    21,847            (3,502)                 -
         Depreciation and amortization..............................    92,677            95,154             87,044
         Deferred taxes and investment tax credits..................    44,911            (1,747)           (10,127)
         Accrued PCA costs..........................................  (122,353)             (891)            21,658
         Change in:
           Receivables and prepayments..............................  (144,077)             (489)             1,985
           Accrued unbilled revenue.................................   (12,831)            2,616             (1,298)
           Materials and supplies and fuel stock....................     5,544            (1,050)              (911)
           Accounts payable.........................................   156,932            28,397            (10,658)
           Taxes accrued............................................    (8,326)           (3,391)             1,312
           Other current assets and liabilities.....................    (3,572)            4,710               (857)
         Other - net................................................    (6,843)           (3,490)           (10,340)
                                                                     -----------       -----------        ----------
       Net cash provided by operating activities....................   161,397           213,845            173,727
                                                                     -----------       -----------        ----------

     INVESTING ACTIVITIES:
       Additions to utility plant...................................  (131,711)         (108,498)           (89,644)
       Investments in affordable housing projects...................         -           (19,554)           (19,139)
       Investments in company - owned life insurance................         -            (5,862)                 -
       Net cash of affiliates transferred to parent.................    (4,737)                -                  -
       Other - net..................................................       838            (3,066)               867
                                                                    -----------       -----------        ----------
         Net cash used in investing activities......................  (135,610)         (136,980)          (107,916)
                                                                    -----------       -----------        ----------

     FINANCING ACTIVITIES:
       Proceeds from issuance of:
         First mortgage bonds.......................................    80,000            80,000             60,000
         Pollution control revenue bonds............................     4,360                 -                  -
         Long-term debt related to affordable housing projects......         -            18,730             20,556
       Retirement of:
         First mortgage bonds.......................................   (80,000)                -            (30,000)
         Pollution control revenue bonds............................    (4,360)                -                  -
         Long-term debt related to affordable housing projects......         -            (9,650)            (4,838)
         Subsidiary debt............................................         -              (165)            (3,316)
       Dividends on common stock....................................   (69,850)          (69,912)           (69,889)
       Dividends on preferred stock.................................    (5,929)           (5,572)            (5,658)
       Increase (decrease) in short-term borrowings.................    39,943           (14,607)           (18,992)
       Other - net..................................................    (1,495)             (680)              (550)
                                                                     -----------       -----------        ----------
         Net cash used in financing activities......................   (37,331)           (1,856)           (52,687)
                                                                     -----------       -----------        ----------
     Net increase (decrease) in cash and cash equivalents...........   (11,544)           75,009             13,124

     Cash and cash equivalents at beginning of period...............    95,038            20,029              6,905
                                                                     -----------       -----------        ----------
     Cash and cash equivalents at end of period..................... $  83,494         $  95,038          $  20,029
                                                                     ===========       ===========        ==========

     SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

       Cash paid during the period for:
         Income taxes...............................................  $ 47,732          $ 50,532           $ 55,527
         Interest (net of amount capitalized).......................  $ 58,090          $ 55,186           $ 53,806
       Net non-cash assets of affiliates transferred to parent......  $ 17,353                 -           $ 27,534




        The accompanying notes are an integral part of these statements.

Idaho Power Company

Consolidated Statements of Retained Earnings


                                                                          Year Ended December 31,

                                                               ----------------------------------------------
                                                                   2000             1999              1998
                                                                   ----             ----              ----
                                                                           (Thousands of Dollars)
     RETAINED EARNINGS, BEGINNING OF YEAR...................      $274,181         $252,137          $259,299

     NET INCOME.............................................       137,488           97,528            95,919
                                                               -------------    --------------    -------------
       Total................................................       411,669          349,665           355,218

     DIVIDENDS:
       Common stock ($1.86 per share).......................       (69,850)         (69,912)          (69,889)
       Preferred stock......................................        (5,929)          (5,572)           (5,658)

     TRANSFER TO IDACORP, INC...............................       (22,090)               -           (27,534)
                                                               -------------    --------------    -------------
     RETAINED EARNINGS, END OF YEAR.........................      $313,800         $274,181          $252,137
                                                               =============    ==============    =============

        The accompanying notes are an integral part of these statements.

Consolidated Statements of Comprehensive Income


                                                                                   Year Ended December 31,

                                                                        ----------------------------------------------
                                                                            2000             1999              1998
                                                                            ----             ----              ----
                                                                                     (Thousands of Dollars)
     NET INCOME......................................................   $   137,488         $  97,528     $     95,919

     OTHER COMPREHENSIVE INCOME (LOSS):
         Unrealized gains on securities (net of tax of ($1,713), $677
          and  $2,185)...............................................        (2,335)            1,017           3,385
         Minimum pension liability adjustment (net of tax of ($78),
           $189 and ( $2,054))..............................                   (119)              291          (3,159)
                                                                        -------------    -------------    -------------

     TOTAL COMPREHENSIVE INCOME.............................            $   135,034      $     98,836     $     96,145
                                                                        =============    =============    =============

        The accompanying notes are an integral part of these statements.

Idaho Power Company

Notes to the Consolidated Financial Statements

On October 1, 1998, IDACORP, Inc. (IDACORP) became the parent of Idaho Power Company and subsidiaries (IPC). At that time ownership interests in two of IPC's subsidiaries were transferred to IDACORP at book value. IPC's financial statements include $3.0 million of net income attributable to the transferred subsidiaries for the year ended December 31, 1998.

On January 1, 2000 IPC's ownership interests in two additional subsidiaries were transferred to IDACORP at book value. IPC's financial statements include the following amounts attributable to these transferred subsidiaries for the periods prior to January 1, 2000:

                                                As of/Year Ended December 31,

                                                     1999              1998
                                               ----------------    ------------

       Total assets...........................   $   107,996       $  90,029
       Net assets.............................        22,090          19,706
       Net income.............................         2,385           2,216


Except as modified below, the Notes to the Consolidated Financial Statements of IDACORP included in this Current Report on Form 8-K are incorporated herein by reference insofar as they relate to Idaho Power Company.

     Note 1 - Summary of Significant Accounting Policies
     Note 3 - Common Stock
     Note 4 - Preferred Stock of Idaho Power Company
     Note 5 - Long-Term Debt
     Note 7 - Notes Payable
     Note 8 - Commitments and Contingent Liabilities
     Note 9 - Stock-Based Compensation
     Note 10 - Benefit Plans
     Note 11 - Utility Plant in Service and Jointly-Owned Projects

Note 1 -  Derivative Financial Instruments

The following table shows a summary of the notional amounts of IPC's forward exposure (including both sales and purchases) as of December 31, 2000 and 1999. The maximum term related to any forward position is ten years.


                                             December 31, 2000           December 31, 1999
                                          -----------------------------------------------------
                                                           Electricity MWh's
                                          -----------------------------------------------------

Total gross notional volume............            34,453                         10,818


The following table displays the fair value of IPC's energy marketing assets and liabilities (all electricity) at December 31, 2000 and 1999 and the average values for the twelve months ended December 31, 2000 (in thousands of dollars):

      Balance at December 31, 2000            Twelve Months Average Balance         Balance at December 31, 1999
      ----------------------------            -----------------------------         ----------------------------
      Assets             Liabilities         Assets           Liabilities           Assets          Liabilities
      ------             -----------         ------           -----------           ------          -----------
    $1,572,619           $1,590,964         $ 401,956          $ 397,914           $ 29,096           $ 25,594



The gain in fair value of energy trading contract positions (including electricity forwards, futures, options and swaps) included in the income before income taxes for the years ended December 31, 2000 and 1999 were $140.3 million and $29.7 million respectively.

Note 2 - Income Taxes

IPC has settled Federal and Idaho tax liabilities on all open years through the 1996 tax year except for amounts related to a partnership which have been, in management's opinion, adequately accrued.

A reconciliation between the statutory federal income tax rate and the effective rate is as follows:

                                                               2000             1999              1998
                                                           -------------    -------------     -------------
                                                                        (Thousands of Dollars)
     Computed income taxes based on statutory federal
       income tax rate.................................        78,070            50,077        $   49,344
     Change in taxes resulting from:
       AFDC............................................        (1,719)           (1,071)             (420)
       Investment tax credits..........................        (3,083)           (3,032)           (2,934)
       Repair allowance................................        (4,550)           (2,800)           (2,800)
       Settlement of prior years tax returns...........             2              (478)           (1,965)
       State income taxes (net of Federal reduction)...        10,060             6,070             7,630
       Depreciation....................................         8,243             7,292             5,237
       Affordable housing tax credits..................             -            (8,934)           (6,504)
       Other...........................................        (1,455)           (1,574)           (2,523)
                                                           -------------    -------------     -------------
     Total provision for federal and state income taxes     $  85,568        $   45,550        $   45,065
                                                           =============    =============     =============
     Effective tax rate................................          38.4%             31.8%             32.0%

The provision for income taxes consists of the following:

                                                               2000             1999              1998
                                                           -------------    -------------     -------------
                                                                         (Thousand of Dollars)
     Income taxes currently payable:
       Federal.........................................      $   35,259       $   38,169        $   45,909
       State...........................................           5,398            9,128             9,283
                                                           -------------    -------------     -------------
         Total.........................................          40,657           47,297            55,192
                                                           -------------    -------------     -------------
     Income taxes deferred - Net of amortization:
       Federal.........................................          38,887            2,246            (8,006)
       State...........................................           7,407           (2,030)           (1,321)
                                                           -------------    -------------     -------------
         Total.........................................          46,294              216            (9,327)
                                                           -------------    -------------     -------------
     Investment tax credits:
       Deferred........................................           1,700            1,069             2,134
       Restored........................................          (3,083)          (3,032)           (2,934)
                                                           -------------    -------------     -------------
         Total.........................................          (1,383)          (1,963)             (800)
                                                           -------------    -------------     -------------
     Total provision for income taxes..................      $   85,568       $   45,550        $   45,065
                                                           =============    =============     =============

The tax effects of significant items comprising the Company's net deferred tax liability are as follows:

                                                               2000             1999              1998
                                                          ---------------   --------------    --------------
                                                                         (Thousands of Dollars)
     Deferred tax assets:
       Regulatory liabilities..........................         $ 40,230          $33,817           $28,075
       Advances for construction.......................            9,224            9,646            10,401
       Other...........................................           22,273           18,456            20,457
                                                          ---------------   --------------    --------------
         Total.........................................           71,727           61,919            58,933
                                                          ---------------   --------------    --------------
     Deferred tax liabilities:
       Electric plant..................................          249,546          249,597           247,270
       Regulatory assets...............................          213,552          215,675           204,430
       Conservation programs...........................           13,561           17,396            16,866
       PCA.............................................           47,189           (1,826)           (2,543)
       Other...........................................            8,954           10,893            16,143
                                                          ---------------   --------------    --------------
         Total.........................................          532,802          491,735           482,166
                                                          ---------------   --------------    --------------
     Net deferred tax liabilities......................         $461,075         $429,816          $423,233
                                                          ===============   ==============    ==============


Note 6 - Fair Value of Financial Instruments

The estimated fair value of the Company's financial instruments has been determined by the Company using available market information and appropriate valuation methodologies. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

Cash and cash equivalents, customer and other receivables, notes payable, accounts payable, interest accrued, and taxes accrued are reported at their carrying value as these are a reasonable estimate of their fair value. The estimated fair values for long-term debt and investments are based upon quoted market prices of the same or similar issues or discounted cash flow analyses as appropriate.

The total estimated fair value of the Company's debt was approximately $866.3 million in 2000, $898.1 million in 1999, and $877.4 million in 1998.

Note 12- Industry Segment Information

The Company has identified two reportable operating segments, Utility Operations and Energy Marketing. The Utility Operations segment has two primary sources of income, the regulated operations of IPC and income from Bridger Coal Company, an unconsolidated joint venture also subject to regulation. IPC's regulated operations include the generation, transmission, distribution purchase and sale of electricity. Energy marketing consists of the Company's unregulated electricity marketing operations and, through December 1998, natural gas marketing.

The Company's other operations include:

o Ida-West Energy Company - a developer and manager of independent power projects (ownership transferred to parent October 1998);
o IDACORP Financial Services - an investor in affordable housing (ownership transferred to parent January 2000);
o Applied Power Company - manufacturer, supplier and distributor of solar photovoltaic systems (ownership transferred to parent January 2000).

The following table summarizes IPC's segment information and reconciles this information to total enterprise amounts:


                                      Utility        Energy                                       Consolidated
                                    Operations     Marketing         Other        Eliminations       Total
                                    ------------   -----------    ------------    ------------    -------------
                                                             (Thousands of Dollars)
2000
----
Revenues............................$  835,662     $        -     $        -      $        -      $    835,662
Income from operations..............   169,636              -              -               -           169,636
Other income........................    16,242          94,917            (8)         (2,280)          108,871
Interest expense ...................    57,731              -              -          (2,280)           55,451
Income before income taxes..........   128,147          94,917            (8)              -           223,056
Income taxes........................    48,174          37,397            (3)              -            85,568
Net income..........................    79,973          57,520            (5)              -           137,488
Total assets........................ 2,530,312       1,761,611         3,175               -         4,295,098
Expenditures for long-lived assets..   131,782               -           299               -           132,081

1999
----
Revenues............................$  658,336     $         -    $        -      $        -      $    658,336
Income from operations..............   172,458               -             -               -           172,458
Other income........................    14,377          23,206        (6,341)              -            31,242
Interest expense....................    56,679               -         3,943               -            60,622
Income before income taxes..........   130,156          23,206       (10,284)              -           143,078
Income taxes........................    49,507           9,143       (13,100)              -            45,550
Net income..........................    80,649          14,063         2,816               -            97,528
Total assets........................ 2,379,571          72,023       111,158               -         2,562,752
Expenditures for long-lived assets..   112,772               -        22,685               -           135,457

1998
----
Revenues............................$  756,410     $         -    $        -      $        -      $    756,410
Income from operations..............   180,584               -             -               -           180,584
Other income........................    11,897           7,963           233               -            20,093
Interest expense....................    56,646               -         3,047               -            59,693
Income before income taxes..........   135,835           7,963        (2,814)              -           140,984
Income taxes........................    49,893           2,787        (7,615)              -            45,065
Net income..........................    85,942           5,176         4,801               -            95,919
Total assets........................ 2,266,055          59,245       101,689               -         2,426,989
Expenditures for long-lived assets..    91,803               -        19,197               -           111,000

INDEPENDENT AUDITORS' REPORT

To The Board of Directors and Shareowner of
Idaho Power Company
Boise, Idaho

We have audited the accompanying consolidated balance sheets and statements of capitalization of Idaho Power Company and its subsidiaries as of December 31, 2000, 1999 and 1998, and the related consolidated statements of income, cash flows, retained earnings, and comprehensive income for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Idaho Power Company and subsidiaries at December 31, 2000, 1999 and 1998, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Boise, Idaho
February 1, 2001

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDACORP, Inc.                              IDAHO POWER COMPANY


By:s/ J. LaMont Keen                       By:s/ J. LaMont Keen
   --------------------                       --------------------

J. LaMont Keen                             J. LaMont Keen
Senior Vice President-Administration       Senior Vice President-Administration
and Chief Financial Officer                and Chief Financial Officer


By:s/ Darrel T. Anderson                   By:s/ Darrel T. Anderson
   -----------------------                    -----------------------

Darrel T. Anderson                         Darrel T. Anderson
Vice President and Treasurer               Vice President and Treasurer



Dated: February 23, 2001